UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934.

Date of Report (Date of Earliest event reported)  May 1, 1998

Commission File Number                              33-16820-D

                       TRAVIS INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

            Colorado                          84-1063149
  (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)           Identification No.)

    3415 W. Broadway,  Council Bluffs, IA                  51501
    (Address of principal executive offices)             (Zip Code)

                         (712) 328-3040
          (Registrant's telephone number, including area code)

                                     None
(Former name, former address and former fiscal year, if changed since last report.)

Item 5.  Other Events.

The Registrant has undergone a change in management in which its directors and executive officers have resigned and have appointed new directors and executive officers, among other transactions and changes which registrant deems of importance to security holders. Registrant has published a press release outlining the material provisions of an agreement effective May 1, 1998 entitled Change in Control Agreement contemporaneously with filing this Form 8-K which it incoroprates herein by reference and a copy of which is attached hereto as Exhibit 99.

	SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


TRAVIS INDUSTRIES, INC.


Date   MAY 20, 1998    By:     /SS/  THOMAS P. RAABE, CEO, DIRECTOR
                               Principal Executive Officer and Director

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